Exhibit 99.1
Stabilis Solutions Reports Third Quarter 2022 Results
Revenue increases 45% from same quarter last year
Houston, November 2, 2022 — Stabilis Solutions, Inc. ("Stabilis" or the "Company") (NASDAQ: SLNG), a leading provider of clean energy production, storage, and delivery solutions to multiple end markets, today reported its financial results for its third quarter ended September 30, 2022.
For the third quarter ended September 30, 2022, Stabilis reported revenues of $25.8 million, an increase of 12% sequentially and 45% higher than the third quarter of last year.
Net Income from continuing operations was $1.0 million in the quarter, compared to a loss of $2.1 million in second quarter of 2022 and a loss of $4.6 million in the third quarter of last year.
Net loss was $0.3 million in the quarter, compared to $2.2 million in the second quarter of 2022 and $4.6 million in the third quarter of last year.
Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), a non-GAAP measure, was $2.3 million in the quarter, compared to $1.4 million in the second quarter of 2022 and $1.4 million in the third quarter of last year. Adjustments for special items during the quarter included the subtraction of $0.9 million related to the unrealized gain on natural gas derivatives.
Westy Ballard, President and CEO, commented “I am pleased by the profitability in the quarter along with the solid revenue sequentially, year on year, and across a variety of industries. We are also beginning to see highlights from several of our strategic initiatives. While still in the early stages, aerospace and marine bunkering combined for 23% of our revenues in the quarter, compared to roughly 5% in all of 2021.”

On October 31, 2022, the Company divested its Brazilian operations. This business focused on electrical solutions primarily for the oil & gas industry in Brazil. Accordingly, the Brazilian business is reflected as discontinued operations, net of tax, in the results for the third quarter and all comparative periods.
Ballard continued, “Our electrical business in Brazil has a history of delivering quality products and services and after careful review, we determined that it was no longer a strategic fit with our vision moving forward. Exiting this business allows us to focus both our management and financial resources on executing the exciting growth opportunities we have ahead of us.”
Conference Call:
Management will host a conference call on Thursday, November 3, 2022 at 10:00 a.m. eastern time (9:00 a.m. central).

Dial-in Information
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Replay Information
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+1 877-481-4010; passcode 46901
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About Stabilis
Stabilis Solutions, Inc. is a leading provider of clean energy production, storage, and delivery solutions to multiple end markets. To learn more, visit www.stabilis-solutions.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of

1934, as amended. Any actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “can,” “believes,” “anticipates,” “expects,” “could,” “will,” “plan,” “may,” “should,” “predicts,” “potential” and similar expressions are intended to identify such forward-looking statements.
Such forward-looking statements relate to future events or future performance, but reflect the parties’ current beliefs, based on information currently available. Most of these factors are outside the parties’ control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the future performance of Stabilis, future demand for and price of LNG, availability and price of natural gas, unexpected costs, and general economic conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the Risk Factors in Item 1A of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2022 which is available on the SEC’s website at www.sec.gov or on the Investors section of our website at www.stabilis-solutions.com. All subsequent written and oral forward-looking statements concerning Stabilis, or other matters attributable to Stabilis, or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Stabilis does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Stabilis Solutions, Inc. and Subsidiaries
Selected Consolidated Operating Results
(Unaudited, in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Revenues:
Revenues	25,819	23,150	17,779	69,236	48,291
Operating expenses:
Cost of revenues	19,904	19,537	14,369	54,945	37,301
Change in unrealized gain on natural gas derivatives	(926)	899	—	(27)	—
Selling, general and administrative expenses	3,658	3,054	5,286	9,643	10,558
Loss (gain) from disposal of fixed assets	46	—	—	(34)	(24)
Depreciation expense	2,115	2,197	2,284	6,589	6,653
Impairment of right-of-use lease asset	—	—	376	—	376
Total operating expenses	24,797	25,687	22,315	71,116	54,864
Income (loss) from operations before equity income	1,022	(2,537)	(4,536)	(1,880)	(6,573)
Net equity income from foreign joint ventures' operations:
Income from equity investments in foreign joint ventures	205	760	308	1,126	1,267
Foreign joint ventures' operations related expenses	(91)	(74)	(62)	(239)	(192)
Net equity income from foreign joint ventures' operations	114	686	246	887	1,075
Income (loss) from operations	1,136	(1,851)	(4,290)	(993)	(5,498)
Other income (expense):
Interest expense, net	(150)	(150)	(119)	(437)	(189)
Interest expense, net - related parties	(49)	(49)	(120)	(129)	(441)
Other income (expense)	(28)	(26)	37	(99)	1,031
Total other income (expense)	(227)	(225)	(202)	(665)	401
Net income (loss) from continuing operations before income tax expense	909	(2,076)	(4,492)	(1,658)	(5,097)
Income tax expense (benefit)	(115)	(1)	89	(248)	229
Net income (loss) from continuing operations	1,024	(2,075)	(4,581)	(1,410)	(5,326)
Loss from discontinued operations, net of tax	(1,301)	(93)	(44)	(1,441)	(128)
Net loss	$(277)	$(2,168)	$(4,625)	$(2,851)	$(5,454)

Net income (loss) per common share:
Basic income (loss) from continuing operations	$0.06	$(0.11)	$(0.26)	$(0.08)	$(0.31)
Basic loss from discontinued operations	(0.07)	(0.01)	—	(0.08)	(0.01)
Basic net loss per common share	(0.02)	(0.12)	(0.26)	(0.16)	(0.32)

Diluted income (loss) from continuing operations	$0.06	$(0.11)	$(0.26)	$(0.08)	$(0.31)
Diluted loss from discontinued operations	(0.07)	(0.01)	—	(0.08)	(0.01)
Diluted net loss per common share	(0.01)	(0.12)	(0.26)	(0.16)	(0.32)

EBITDA	$3,223	$320	$(1,969)	$5,497	$2,186
Adjusted EBITDA	$2,297	$1,447	$1,392	$5,698	$4,461

Stabilis Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except shares and per share data)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$11,102	$910
Accounts receivable, net	10,375	9,397
Inventories, net	214	258
Prepaid expenses and other current assets	3,118	1,522
Assets held for sale	2,049	—
Assets of discontinued operations, current	3,667	3,446
Total current assets	30,525	15,533
Property, plant and equipment:
Cost	101,752	101,192
Less accumulated depreciation	(53,617)	(47,027)
Property, plant and equipment, net	48,135	54,165
Goodwill	4,314	4,314
Investments in foreign joint ventures	10,424	12,325
Right-of-use assets and other noncurrent assets	565	167
Assets of discontinued operations, noncurrent	—	832
Total assets	$93,963	$87,336
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,781	$5,065
Accrued liabilities	17,189	6,317
Current portion of notes payable	1,086	855
Current portion of long-term notes payable - related parties	2,399	1,168
Current portion of finance and operating lease obligations	157	292
Liabilities of discontinued operations, current	2,817	1,931
Total current liabilities	25,429	15,628
Long-term notes payable, net of current portion	8,640	7,608
Long-term notes payable, net of current portion - related parties	622	2,435
Long-term portion of finance and operating lease obligations	219	318
Other noncurrent liabilities	612	—
Liabilities of discontinued operations, noncurrent	—	288
Total liabilities	35,522	26,277
Commitments and contingencies
Stockholders’ Equity:
Common stock; $0.001 par value, 37,500,000 shares authorized, 18,386,733 and 17,691,268 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	19	18
Additional paid-in capital	99,531	97,875
Accumulated other comprehensive (loss) income	(1,073)	351
Accumulated deficit	(40,036)	(37,185)
Total stockholders’ equity	58,441	61,059
Total liabilities and stockholders’ equity	$93,963	$87,336

Stabilis Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Cash flows from operating activities:
Net income (loss) from continuing operations	$1,024	$(2,075)	$(4,581)	$(1,410)	$(5,326)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
Depreciation	2,115	2,197	2,284	6,589	6,653
Stock-based compensation expense	602	608	2,444	1,741	2,731
(Gain) loss on disposal of fixed assets	46	—	—	(34)	(24)
Gain on extinguishment of debt	—	—	—	—	(1,080)
Income from equity investment in joint venture	(205)	(760)	(308)	(1,126)	(1,267)
Change in unrealized (gain) loss on natural gas derivatives	(926)	899	—	(27)	—
Cash settlements from derivatives	1,062	—	—	1,062	—
Distributions from equity investment in joint venture	—	1,550	—	1,550	1,387
Impairment of right-of-use lease asset	—	—	376	—	376
Change in operating assets and liabilities:
Accounts receivable	(513)	(2,314)	(126)	(977)	(1,381)
Inventories	(35)	(36)	(76)	44	(23)
Prepaid expenses and other current assets	(248)	(1,415)	399	(1,216)	218
Accounts payable and accrued liabilities	3,904	3,255	2,431	5,174	3,611
Other	(54)	(529)	(18)	(570)	(3)
Cash provided by operating activities from continuing operations	6,772	1,380	2,825	10,800	5,872
Cash provided by (used in) operating activities from discontinued operations	180	247	(31)	738	(443)
Net cash provided by operating activities	6,952	1,627	2,794	11,538	5,429
Cash flows from investing activities:
Acquisition of fixed assets	(723)	(333)	(1,012)	(1,746)	(6,748)
Proceeds from sale of fixed assets	—	—	—	100	258
Proceeds from assets held for sale	2,049	—	—	2,049	—
Cash provided by (used in) investing activities from continuing operations	1,326	(333)	(1,012)	403	(6,490)
Cash used in investing activities from discontinued operations	(76)	(30)	(19)	(334)	(200)
Net cash provided by (used in) investing activities	1,250	(363)	(1,031)	69	(6,690)
Cash flows from financing activities:
Proceeds from borrowings on notes payable	—	1,000	(3)	1,000	6,997
Payments on short and long-term notes payable	(682)	(416)	1,700	(1,555)	(432)
Payments on notes payable and finance leases from related parties	—	—	(3,277)	(669)	(3,277)
Payment of debt issuance costs	—	—	—	—	(420)
Employee tax payments from restricted stock withholdings	(85)	—	(430)	(85)	(430)
Cash provided by (used in) financing activities from continuing operations	(767)	584	(2,010)	(1,309)	2,438
Cash provided by (used in) financing activities from discontinued operations	(55)	(52)	(57)	(113)	13
Net cash provided by (used in) financing activities	(822)	532	(2,067)	(1,422)	2,451
Effect of exchange rate changes on cash	(48)	(138)	(88)	7	(76)
Net increase (decrease) in cash and cash equivalents	7,332	1,658	(392)	10,192	1,114
Cash and cash equivalents, beginning of period	3,770	2,112	2,746	910	1,240
Cash and cash equivalents, end of period	$11,102	$3,770	$2,354	$11,102	$2,354

Non-GAAP Measures
Our management uses EBITDA and Adjusted EBITDA to assess the performance and operating results of our business. EBITDA is defined as Earnings from continuing operations before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain special items that occur during the reporting period, as noted below. We include EBITDA and adjusted EBITDA to provide investors with a supplemental measure of our operating performance. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definition of EBITDA and Adjusted EBITDA may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies. The following table provides a reconciliation of net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (in thousands).

	Three Months Ended			Nine Months Ended September 30,
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net income (loss)	$(277)	$(2,168)	$(4,625)	$(2,851)	$(5,454)
Loss from discontinued operations	1,301	93	44	1,441	128
Net income (loss) from continuing operations	1,024	(2,075)	(4,581)	(1,410)	(5,326)
Depreciation	2,115	2,197	2,284	6,589	6,653
Interest expense, net	199	199	239	566	630
Income tax expense (benefit)	(115)	(1)	89	(248)	229
EBITDA	3,223	320	(1,969)	5,497	2,186
Special items*	(926)	1,127	3,361	201	2,275
Adjusted EBITDA	$2,297	$1,447	$1,392	$5,698	$4,461

*    For the three months ended September 30, 2022, special items consist of subtraction for change in unrealized gain on natural gas derivatives of $0.9 million. For the nine months ended September 30, 2022, special items consist of subtraction for change in unrealized gain on natural gas derivatives of $27 thousand and one-time costs related to an expired contract of $0.2 million. For the three months ended June 30, 2022 special items consist of add backs for the change in unrealized loss on natural gas derivatives of $0.9 million and one-time costs related to an expired contract of $0.2 million.

Special items for the three months ended September 30, 2021 consist of add backs for executive officer's immediate vesting of restricted stock of $1.8 million, former executive officer's severance and immediate vesting of restricted stock of $1.2 million, and impairment charges for settlement of an office lease of $0.4 million. Special items for the nine months ended September 30, 2021 consist of add backs for executive officer's immediate vesting of restricted stock of $1.8 million, former executive officer's severance and immediate vesting of restricted stock of $1.2 million, impairment charges for settlement of an office lease of $0.4 million and the subtraction of a gain due to the forgiveness of indebtedness of Payroll Protection Act Loan of $1.1 million.

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Investor Contact:
Andrew Puhala
Chief Financial Officer
832-456-6502
ir@stabilis-solutions.com